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                                Credit Agreement

                                     between

                           Damark International, Inc.

                                       and

                              Bank of America, N.A.

                            Dated as of July 28, 2000

================================================================================
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                                TABLE OF CONTENTS

                                                                           Page

Section 1.  DEFINITIONS AND ACCOUNTING TERMS.................................1

      1.01  Defined Terms....................................................1

      1.02  Use of Certain Terms............................................20

      1.03  Accounting Terms................................................21

      1.04  Rounding........................................................21

      1.05  Exhibits and Schedules..........................................21

      1.06  References to Agreements and Laws...............................21

Section 2.  THE COMMITMENT AND EXTENSIONS OF CREDIT.........................21

      2.01  The Commitment..................................................21

      2.02  Borrowings, Conversions and Continuations of Loans..............22

      2.03  Letters of Credit...............................................22

      2.04  Prepayments.....................................................26

      2.05  Reduction or Termination of Commitment..........................26

      2.06  Principal and Interest..........................................26

      2.07  Fees............................................................27

      2.08  Computation of Interest and Fees................................27

      2.09  Making Payments.................................................27

      2.10  Funding Sources.................................................28

Section 3.  TAXES, YIELD PROTECTION AND ILLEGALITY..........................28

      3.01  Taxes...........................................................28

      3.02  Illegality......................................................29

      3.03  Inability to Determine IBOR.....................................29

      3.04  Increased Cost and Reduced Return; Capital Adequacy.............29

      3.05  Breakfunding Costs..............................................30

      3.06  Matters Applicable to all Requests for Compensation.............30

      3.07  Survival........................................................31

Section 4.  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT....................31

      4.01  Conditions of Initial Extension of Credit.......................31


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                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

      4.02  Conditions to all Extensions of Credit..........................33

Section 5.  COLLATERAL AND OTHER SECURITY...................................34

      5.01  Borrower........................................................34

      5.02  Subsidiary Guarantee; Security Agreement........................34

      5.03  Further Assurances..............................................34

Section 6.  REPRESENTATIONS AND WARRANTIES..................................34

      6.01  Existence and Qualification; Power; Compliance with Laws........35

      6.02  Power; Authorization; Enforceable Obligations...................35

      6.03  No Legal Bar....................................................35

      6.04  Financial Statements; No Material Adverse Effect................35

      6.05  Material Adverse Change.........................................36

      6.06  Litigation......................................................36

      6.07  No Default......................................................36

      6.08  Ownership of Property; Liens....................................36

      6.09  Taxes...........................................................36

      6.10  Margin Regulations; Investment Company Act; Public
            Utility Holding Company Act.....................................37

      6.11  ERISA Compliance................................................37

      6.12  Intangible Assets...............................................38

      6.13  Compliance With Laws............................................38

      6.14  Environmental Compliance........................................38

      6.15  Insurance.......................................................39

      6.16  Disclosure......................................................39

      6.17  Proceeds........................................................40

      6.18  Subsidiaries....................................................40

      6.19  Collateral......................................................40

Section 7.  AFFIRMATIVE COVENANTS...........................................40

      7.01  Financial Statements............................................40


                                      -ii-
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                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

      7.02  Certificates, Notices and Other Information.....................41

      7.03  Payment of Taxes................................................42

      7.04  Preservation of Existence.......................................42

      7.05  Maintenance of Properties.......................................42

      7.06  Maintenance of Insurance........................................43

      7.07  Compliance With Laws............................................43

      7.08  Inspection Rights...............................................43

      7.09  Keeping of Records and Books of Account.........................43

      7.10  Compliance with ERISA...........................................43

      7.11  Compliance With Agreements......................................43

      7.12  Use of Proceeds.................................................43

      7.13  Lock Box Arrangement............................................43

      7.14  Clean Down Period...............................................44

      7.15  Additional Subsidiaries.........................................44

Section 8.  NEGATIVE COVENANTS..............................................45

      8.01  Indebtedness....................................................45

      8.02  Liens and Negative Pledges......................................45

      8.03  Fundamental Changes.............................................46

      8.04  Dispositions....................................................46

      8.05  Investments.....................................................46

      8.06  Lease Obligations...............................................46

      8.07  Restricted Payments.............................................47

      8.08  ERISA...........................................................47

      8.09  Change in Nature of Business....................................47

      8.10  Transactions with Affiliates....................................47

      8.11  Hostile Acquisitions............................................47

      8.12  Limitations on Upstreaming......................................47

      8.13  Margin Regulations..............................................47


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                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page

      8.14   Change in Auditors.............................................47

Section 9.   FINANCIAL COVENANTS............................................48

      9.01   Financial Covenants............................................48

Section 10.  EVENTS OF DEFAULT AND REMEDIES.................................48

      10.01  Events of Default..............................................48

      10.02  Remedies Upon Event of Default.................................50

Section 11.  MISCELLANEOUS..................................................51

      11.01  Amendments; Consents...........................................51

      11.02  Requisite Notice; Effectiveness of Signatures
             and Electronic Mail............................................51

      11.03  Attorney Costs, Expenses and Taxes.............................53

      11.04  Successors and Assigns; Participations.........................53

      11.05  Set-Off........................................................53

      11.06  No Waiver; Cumulative Remedies.................................54

      11.07  Usury..........................................................54

      11.08  Counterparts...................................................54

      11.09  Integration....................................................54

      11.10  Nature of Lender's Obligations.................................54

      11.11  Survival of Representations and Warranties.....................55

      11.12  Indemnity by Borrower..........................................55

      11.13  Nonliability of Lender.........................................55

      11.14  No Third Parties Benefited.....................................56

      11.15  Severability...................................................56

      11.16  Further Assurances.............................................56

      11.17  Headings.......................................................56

      11.18  Time of the Essence............................................56

      11.19  Governing Law..................................................56

      11.20  Waiver of Right to Trial by Jury...............................57


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

EXHIBITS

            Form of

     A      Request for Extension of Credit
     B      Compliance Certificate
     C      Promissory Note
     D      Opinion of Counsel
     E      Borrower Pledge Agreement
     F      Security Agreement
     G      Subsidiary Guarantee
     H      Form of Officer's Certificate
     I      Collateral Certificate
     J      Form of Blocked Account Agreement
     K      Promissory Note to Ryan Companies US, Inc.

SCHEDULES

     6.14   Environmental Compliance
     6.15   Insurance
     6.18   Subsidiaries
     8.01   Existing Indebtedness, Liens and Negative Pledges
     11.02  Notice Addresses and Lending Office

                                CREDIT Agreement

      This CREDIT AGREEMENT (the "Agreement") is entered into as of July 28, 2000 by and between DAMARK INTERNATIONAL, INC., a Minnesota corporation ("Borrower") and Bank of America, N.A. ("Lender").

                                     RECITAL

      Borrower has requested that Lender provide a secured revolving line of credit, and Lender is willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Account" means Borrower's right to payment for a sale or lease and delivery of goods or rendition of services.

      "Account Debtor" means each Person obligated in any way on or in connection with an Account.

      "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or members; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

      "Applicable Amount" means a per annum rate equal to:

      (a) with respect to Base Rate Loans, one-half of one percent (0.50%);

      (b) with respect to IBOR Loans and financial Letters of Credit, three and one-quarter percent (3.25%); and

      (c) with respect to the Commitment Fee, one-half of one percent (0.50%).

      "Applicable Payment Date" means, (a) as to any IBOR Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or converted in whole or in part and the

Maturity Date; provided, however, that if any Interest Period for a IBOR Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; and (b) as to any other Obligations, the last Business Day of each calendar quarter and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Lender.

      "Applicable Time" means Chicago time.

      "Attorney Costs" means and includes all fees and disbursements of McDermott, Will & Emery or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

      "Audited Financial Statements" means the audited consolidated and the unaudited consolidating balance sheet of Borrower and its Subsidiaries for each of the fiscal years ended December 31, 1997, December 31, 1998, December 31, 1999 and the related audited consolidated and unaudited consolidating statements of income and cash flows for such fiscal year of Borrower.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its "prime rate." Such rate is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

      "Borrower" has the meaning set forth in the introductory paragraph hereto.

      "Borrower Party" means Borrower or any Person other than Lender and any Affiliate of Lender from time to time party to a Loan Document.

      "Borrower Party Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or members; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Borrower Pledge Agreement" has the meaning provided in Section 5.01.

      "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Lender's Lending Office is located and, if such day relates to any IBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the IBOR Dollar interbank market.

      "Business Plan" means the updated projections of the Borrower, including, without limitation, the Consolidated Cash Flow From Operations of Borrower for such fiscal year.

      "Capitalized Lease Obligations" shall mean, as of any date of determination, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalents" shall mean (a) securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of Lender or any other commercial bank whose unsecured long-term debt obligations are rated at least BBB- by Standard & Poor's or Baa3 by Moody's having maturities of six (6) months or less from the date of acquisition, and (c) commercial paper rated at least "A-2" by Standard & Poor's or "P-2" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments.

      "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

      "CERCLS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the membership interests of such Person; or

      (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

      (c) Clickship shall fail to be a wholly-owned Subsidiary of the Borrower.

      "Changes In Working Capital" shall mean, as of any date of determination, the difference between current assets and current liabilities of the Borrower and its Subsidiaries over such period as determined in accordance with GAAP.

      "Clickship" means Clickship Direct, Inc., a Minnesota corporation and a wholly-owned Subsidiary of the Borrower.

      "Closing Date" means the date all the conditions precedent in Section 4.01 are satisfied or waived by Lender.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means all of the collateral security described or provided in
Section 5 together with all property and/or rights in which a Lien is now or hereafter granted by any Person to the Lender (or to any agent, trustee or other party acting on behalf of the Lender) for the benefit of the Lender, pursuant to the Borrower Pledge Agreement or Security Agreement or any other instruments or documents provided for or delivered hereunder or in connection herewith.

      "Collateral Certificate" means a certificate substantially in the form of
Exhibit I, properly completed and signed by a Responsible Officer of Borrower.

      "Collateral Field Exam" means a report, commissioned by Lender, which confirms the performance of Borrower's working capital accounts, including but not limited to accounts receivables, inventory and any deferred liabilities related to the Borrower's and any of its Subsidiaries' respective businesses.

      "Commitment" means $15,000,000, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit B, properly completed and signed by a Responsible Officer of Borrower.

      "Concentration Account" means the deposit account of Borrower maintained with Lender into which the Borrower, on a daily basis deposits all cash receipts and other collections for application by Lender to repay outstanding Obligations under the Loans.

      "Consolidated EBITDA" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

      "Consolidated Cash Flow From Operations" means, as of any date of determination, (a) Consolidated EBITDA during such period, excluding net losses deducted from Consolidated Net Income from Borrower's catalog operations, plus
(b) Changes In Working Capital.

      "Consolidated Fixed Charges" means, as of any date of determination, (a) the maximum scheduled principal amount payable on Indebtedness of the Borrower and its Subsidiaries during such period, plus (b) Consolidated Interest Charges during such period, plus (c) cash Taxes paid by the Borrower and its Subsidiaries during such period, plus (d), without duplication, Capitalized Lease Obligations paid during such period, plus (e) unfinanced capital expenditures (i.e., any capital expenditures not financed with proceeds of any Loan, or capital expenditures paid out of cash) made by the Borrower and its Subsidiaries during such period plus (f) cash dividends.

      "Consolidated Interest Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Borrower and its Subsidiaries with respect to such period under capitalized leases that is treated as interest in accordance with GAAP.

      "Consolidated Net Income" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

      "Consolidated Net Worth" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of Borrower and its Subsidiaries on that date.

      "Continuation" and "Continue" mean, with respect to any IBOR Loan, the continuation of such IBOR Loan as a IBOR Loan on the last day of the Interest Period for such Loan.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Conversion" and "Convert" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

      "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to the Base Rate plus the Applicable Amount, if any, applicable to Base Rate Loans plus 2% per annum; provided, however, that with respect to a IBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

      "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" means lawful money of the United States of America.

      "Environmental Claims" shall mean all claims, complaints, notices or inquiries by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by any of the Borrower or any of the Borrower's Subsidiaries.

      "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and

Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      "Eurodollar Reserve Percentage" has the meaning specified in the definition of "IBOR Rate".

      "Event of Default" means any of the events specified in Section 10.

      "Existing Credit Agreement" means that certain Loan and Security Agreement by and among First Union National Bank, as lender, Congress Financial Corporation (Central), as agent, Damark Financial Services, Inc., and Borrower dated August 20, 1998, which agreement and all obligations and liens thereunder shall be terminated on the Closing Date.

      "Extension of Credit" means (a) the borrowing, Conversion or Continuation of any Loans, or (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "Extensions of Credit").

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

      "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Cash Flow From Operations for the immediately preceding twelve (12) calendar months ending on such date to (b) Consolidated Fixed Charges during such period.

      "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Lender), provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      "Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) any court, administrative tribunal or public utility.

      "Guaranty Obligation" means, as to any Person, any (a) guaranty by such Person of Indebtedness of, or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by such Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

      "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation or ordinance (including consent decrees and administrative orders binding upon the Borrower or any of its Subsidiaries) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "IBOR Loan" means a Loan bearing interest based on IBOR.

      "IBOR Rate" means, for any Interest Period, with respect to IBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Lender as follows:

      IBOR Rate      =                         IBOR
                        ---------------------------------------------------
                               1.00 - Eurodollar Reserve Percentage

            Where

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "IBOR" means the rate of interest per annum determined by the Lender as the rate at which dollar deposits in the approximate amount of Lender's IBOR Rate Loan for such Interest Period would be offered by Lender's Grand Cayman Branch, Grand Cayman B.W.I., (or such other office as may be designated for such purpose by Lender), to major banks in the IBOR dollar interbank market at their request at approximately 11:00 am (New York City time) two Business Days prior to the commencement of such Interest Period.

      The IBOR Rate shall be adjusted automatically as to all IBOR Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

      "IBOR Rate Loan" means a Loan that bears interest based on the IBOR Rate.

      "Indebtedness" means, as to any Person at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as at such time (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 60 days and excluding deferred taxes), but in any event including:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations under any Swap Contract in an amount equal to
      (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

            (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (e) lease payment obligations under capitalized leases or Synthetic Lease Obligations; and

            (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

      For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to Lender.

      "Indemnified Liabilities" has the meaning set forth in Section 11.12.

      "Indemnitees" has the meaning set forth in Section 11.12.

      "Intangible Assets" means assets that are considered to be intangible assets, including but not limited to customer and membership lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

      "Interest Period" means for each IBOR Loan, (a) initially, the period commencing on the date such IBOR Loan is disbursed or Continued or Converted into such IBOR Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and ending, in each case, on the earlier of (x) the scheduled Maturity Date, or (y) one, three or six months thereafter; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) unless Lender otherwise consents, there may not be more than three (3) Interest Periods for IBOR Loans in effect at any time.

      "Investment" means, as to any Person, any acquisition or any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRS" means the United States Internal Revenue Service.

      "Laws" or "Law" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" see preamble.

      "Lending Office" means the office or offices of Lender described as such on Schedule 11.02, or such other office or offices as Lender may from time to time notify Borrower.

      "Letter of Credit" means any standby or commercial letter of credit issued or outstanding hereunder.

      "Letter of Credit Action" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

      "Letter of Credit Application" means an application for a Letter of Credit Action from time to time in use by Lender.

      "Letter of Credit Cash Collateral Account" means a blocked deposit account at Lender with respect to which Borrower hereby grants a security interest in such account to Lender as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Lender may reasonably request to further assure and confirm such security interest.

      "Letter of Credit Sublimit" means an amount equal to the lesser of the Commitment and two million dollars ($2,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

      "Letter of Credit Usage" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Loans.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

      "Loan" means any advance made as provided in Section 2.01 (collectively, the "Loans").

      "Loan Documents" means this Agreement and each Note, each Letter of Credit Application, each Request for Extension of Credit, each Compliance Certificate, the Borrower Pledge Agreement, the Security Agreement, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with this Agreement.

      "Material Adverse Effect" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business, assets, operations or prospects of any Borrower Party, (c) materially impairs or could reasonably be expected to materially impair the ability of any Borrower Party to perform the Obligations or (d) impairs or could reasonably be expected to impair the Lien of the Lender on the Collateral, or materially impair or could reasonably be expected to materially impair the value of the Collateral.

      "Maturity Date" means (a) 364 days from the Closing Date, (b) such earlier date upon which the Commitment may be terminated in accordance with the terms of this Agreement , or (c) such later date to which the tenor of the Commitment may be extended in accordance with Section 2.01 of this Agreement.

      "Minimum Amount" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                  Multiples in
                                       Minimum       excess
              Type of Action            Amount       thereof
      ----------------------------------------------------------
      Borrowing or prepayment of,     $100,000     $100,000
      or Conversion into, Base Rate
      Loans

      Borrowing, prepayment or       $1,000,000    $100,000
      Continuation of, or
      Conversion into, IBOR Loans

      Letter of Credit Action         $100,000         None

      Reduction in the Commitment    $5,000,000   $1,000,000

      "Monthly Financial Statements" means consolidated and consolidating balance sheet of Borrower and its Subsidiaries for the month then ended and the related consolidated and consolidating statements of income and cash flows for such month of Borrower.

      "Mortgage Financing Transaction" means the mortgage financing transaction related to the real property of the Borrower located at 6900 93rd Avenue North, Brooklyn Park, MN 55445 in which the Borrower raises at least $12,000,000 in net cash proceeds by granting a deed of trust in such real property to Lender or Lender's assignee on terms and conditions satisfactory to Lender, in its sole discretion.

      "Mortgage Financing Transaction Documents" means the deed of trust and all other documents and instruments executed and delivered by the Borrower and its Subsidiaries in connection with the Mortgage Financing Transaction, as in effect on the date hereof.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

      "Negative Pledge" means a Contractual Obligation that restricts Liens on property.

      "Net Active Memberships" means, at the time of determination, the memberships of consumers which entitle such consumers to receive benefits under any membership program developed or managed by Borrower or any Subsidiary of Borrower.

      "Note" means a promissory note made by Borrower in favor of Lender evidencing Loans made by Lender, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against any Borrower Party or any Subsidiary or Borrower Party Affiliate of any Borrower Party.

      "Ordinary Course Dispositions" means:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of cash, cash equivalents and inventory in the ordinary course of business;

            (c) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property or where Borrower or any Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or such Subsidiary;

            (d) Dispositions of assets or property by any Subsidiary to Borrower or another wholly-owned Subsidiary (other than the Real Estate Subsidiary) provided that Borrower has complied with Section 7.15 with respect to such Subsidiary or wholly-owned Subsidiary, as the case may be; and

            (e) Dispositions of assets or property by Borrower to Clickship consisting solely of those assets and property of the Borrower constituting the Borrower's Clickship division,

provided, however, that, except in the cases of Dispositions under clauses (d) and (e), no such Disposition shall be for less than the fair market value of the property being disposed of.

      "Ordinary Course Indebtedness" means:

            (a) Indebtedness under the Loan Documents;

            (b) intercompany Guaranty Obligations of Borrower or any Subsidiaries guarantying Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary;

            (c) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; and

            (d) Ordinary Course Swap Obligations.

      "Ordinary Course Investments" means Investments consisting of:

            (a) cash and cash equivalents;

            (b) Investments of any Subsidiary in Borrower or another Subsidiary;

            (c) extensions of credit to customers or suppliers of Borrower and Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

            (d) Guaranty Obligations permitted by Section 8.01, or

            (e) Cash Equivalents.

      "Ordinary Course Liens" means:

            (a) Liens pursuant to any Loan Document;

            (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (d) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

            (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (g) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings (and not otherwise a Default hereunder) in the ordinary course of business that is currently being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles); and

            (h) holdbacks or reserves from credit card receivables acquirers and associations and customers in the ordinary course of business; provided that if, in the sole discretion of the Lender, the Lender determines that any such holdback or reserves have had or could have a material adverse impact on the value of the Collateral, the Borrower or any Subsidiary thereof shall terminate its relationship with such acquirer, association or bank customer, provided that such termination will not have a Material Adverse Effect.

      "Ordinary Course Swap Obligations" means all obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

      "Outstanding Obligations" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, the sum of (a) the aggregate outstanding principal amount of all Loans, and (b) all Letter of Credit Usage.

      "Payment Account" means, the blocked bank account or bank account associated with a lock box, established pursuant to Section 7.13, to which the funds of Borrower (including without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of Lender or Borrower, as the Lender may determine, on terms acceptable to Lender in its sole discretion.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto established under ERISA.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

      "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

      "Plan" means any employee benefit plan maintained or contributed to by a Borrower Party or by any trade or business (whether or not incorporated) under common control with a Borrower Party as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

      "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for takings by eminent domain, all proceeds of fire or other insurance, and all money and other property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

      "Quarterly Financial Statements" means consolidated and consolidating balance sheet of Borrower and its Subsidiaries for the fiscal quarter then ended and the related consolidated and consolidating statements of income and cash flows for such fiscal quarter of Borrower.

      "Real Estate Subsidiary" has the meaning provided in Section 5.01.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

      "Request for Extension of Credit" means, unless otherwise specified herein, (a) a written request substantially in the form of Exhibit A,, and (b) with respect to a Letter of Credit Action, a Letter of Credit Application, in each case duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

      "Requisite Notice" means a notice delivered in accordance with Section 11.02.

      "Requisite Time" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:

                                        Applicable
             Type of Action                Time                Date of Action
-----------------------------------------------------------------------------------------
Delivery of Request for Extension of
Credit for, or notice for:

o Borrowing or repayment of a Base      11:00 a.m.      Same Business Day as such
  Rate Loan                                             borrowing.  Same Business Day for
                                                        repayment.

o Conversion into a Base Rate Loan      9:00 a.m.       2 Business Days prior to such
                                                        Conversion

o Borrowing, repayment or               10:00 a.m.      2 Business Days prior to such
  Continuation of, or Conversion into,                  borrowing, Continuation or
  a IBOR Loan                                           Conversion. 1 Business Day for
                                                        repayment.

o Letter of Credit Action               10:00 a.m.      2 Business Days prior to such
                                                        action (or such lesser time which
                                                        is acceptable to Lender)

o Voluntary reduction in or             10:00 a.m.      5 Business Days prior to such
  termination of Commitment                             reduction or termination

Payments to Borrower or Lender          10:00 a.m.      On date payment is due

      "Responsible Officer" means the president, any vice-president, chief financial officer, treasurer or assistant treasurer of a Borrower Party. Any document or certificate hereunder that is signed by a Responsible Officer of a Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower Party.

      "Restricted Payment" means:

            (a) the declaration or payment of any dividend or distribution by Borrower or any Subsidiary, either in cash or property, on any shares of the capital stock of any class of Borrower or any Subsidiary (except dividends or other distributions payable solely in shares of capital stock of Borrower or any Subsidiary or payable by any Subsidiary to Borrower or to a wholly-owned Subsidiary);

            (b) the purchase, redemption or retirement by Borrower or any Subsidiary of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;

            (c) any other payment or distribution by Borrower or any Subsidiary in respect of its capital stock, either directly or indirectly;

            (d) any Investment other than an Investment otherwise permitted under any Loan Document; and

            (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

      "Security Agreement" has the meaning provided in Section 5.01.

      "Shareholders' Equity" means, as of any date of determination for Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

      "Subsidiary Guarantee" has the meaning provided in Section 5.02.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender).

      "Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

      "Taxes" shall have the meaning set forth in Section 3.01(a).

      "Threshold Amount" means $100,000.

      "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any director or officer of such Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by an officer of such Person).

      "type" of Loan means (a) a Base Rate Loan, and (b) a IBOR Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      1.02 Use of Certain Terms.

      (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

      (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

      (c) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "including" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

      (d) The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive.

      1.03 Accounting Terms. All accounting terms not specifically or completely defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

      1.05 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

      1.06 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
                     THE COMMITMENT AND EXTENSIONS OF CREDIT

      2.01 The Commitment.

      (a) Subject to the terms and conditions set forth in this Agreement, Lender agrees to make, Convert and Continue Loans until the Maturity Date in such amounts as Borrower may from time to time request; provided, however, that the Outstanding Obligations shall not exceed the Commitment at any time. Not later than sixty (60) days prior to the then current Maturity Date, the Borrower may (on two occasions only) request that the Lender extend the Maturity Date for an additional 364 day period. The Lender's decision to extend the Maturity Date upon the request of the Borrower shall be at the Lender's sole and absolute discretion and Lender may reject Borrower's request to extend the Maturity Date for any reason or no reason whatsoever.

Lender shall use reasonable efforts to respond to Borrower's request to extend the Maturity Date within thirty (30) days from the date of Lender's receipt of Borrower's request. In the event, the Lender does not reply within such thirty
(30) day period (for any reason or no reason whatsoever), the Borrower's request for extension shall be deemed to have been rejected by Lender, unless Lender provides written notice to Borrower accepting such request after such thirty
(30) day period. This is a revolving credit and, subject to the foregoing and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty.

      (b) Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Upon the request of Lender, the Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

      2.02 Borrowings, Conversions and Continuations of Loans.

      (a) Borrower may irrevocably request a borrowing, Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Lender not later than the Requisite Time therefor. All borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

      (b) Lender shall promptly notify Borrower of the interest rate applicable to any IBOR Loan upon determination of same. Lender shall from time to time notify Borrower of any change in its prime rate used in determining the Base Rate promptly following the public announcement of such change. Upon satisfaction of the applicable conditions set forth in Section 4, all funds shall be credited in immediately available funds to Borrower.

      (c) Except as otherwise provided herein, a IBOR Loan may be Continued or Converted only on the last day of the Interest Period for such IBOR Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as IBOR Loans without the consent of Lender, and Lender may demand that any or all of the then outstanding IBOR Loans be Converted immediately into Base Rate Loans.

      (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or Lender, as the case may be, shall, unless Lender otherwise requests, make available the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

      2.03 Letters of Credit.

      (a) The Letter of Credit Commitment. Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, Lender shall take such Letter of Credit Actions under the Commitment as Borrower may request; provided, however, that (i) the Outstanding Obligations shall not exceed the Commitment at any time and (ii) the aggregate outstanding Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and unless consented to by Lender, no Letter of Credit may expire more than 360 days after the date of its issuance or last renewal; provided, however, that no Letter of Credit shall expire after the date which is Five (5) Business Days prior to the Maturity Date. If any Letter of Credit Usage remains outstanding after such date or Letter of Credit Usage exceeds the Letter of Credit Sublimit, Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

      (b) Requesting Letter of Credit Actions. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor in United Stated Dollars by delivering a Letter of Credit Application therefor to Lender by written (not telephonic) Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Lender in its sole discretion. Unless Lender determines that such Letter of Credit Action is not permitted hereunder or determines that such Letter of Credit Action is contrary to any Laws or policies of Lender, Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application.

      (c) Reimbursement of Payments Under Letters of Credit. Borrower shall reimburse Lender for any payment that Lender makes under a Letter of Credit on or before the date of such payment; provided, however, that if the conditions precedent set forth in Section 4.02 can be satisfied, Borrower may request a Loan (which, if a Base Rate Loan may be made without regard to the Minimum Amount therefor) to reimburse Lender for such payment pursuant to Section 2.02, or, failing to make such request, Borrower shall be deemed to have requested a Base Rate Loan (without regard to the Minimum Amount therefor) on such payment date pursuant to subsection (d) below.

      (d) Failure to Reimburse Lender. If Borrower fails to reimburse Lender for any payment that Lender makes under a Letter of Credit as provided in the previous subsection and if the conditions precedent set forth in Section 4.02 cannot be satisfied on the date Borrower is obligated to make, but fails to make, a reimbursement of a payment under a Letter of Credit, such unreimbursed drawing shall be payable upon demand and shall bear interest at the Default Rate.

      (e) Obligations Absolute. The obligation of Borrower to pay to Lender the amount of any payment made by Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

            (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

            (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

            (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

            (v) payment by Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

            (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with such Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

            (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with such Letter of Credit or the existence, nature and extent of any insurance relative thereto;

            (viii) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

            (ix) any failure or delay in notice of shipments or arrival of any property;

            (x) any error in the transmission of any message relating to such Letter of Credit not caused by Lender, or any delay or interruption in any such message;

            (xi) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

            (xii) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

            (xiii) so long as Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

            (xiv) any other circumstances whatsoever where Lender has acted in good faith.

      In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

      (f) Role of Lender. Borrower agrees that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither Lender nor any of the respective correspondents, participants or assignees of Lender, shall be liable or responsible for any of the matters described in subsection (f) above. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued and subject to applicable Laws, performance under Letters of Credit by Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

      (h) Letter of Credit Fees. With respect to each standby Letter of Credit, Borrower shall pay to Lender on the date of each issuance thereof, a Letter of Credit fee equal to 1/8 of 1% (0.125%) of the face amount thereof.

      (i) Issuance Fee and Documentary and Processing Charges Payable to Lender. Borrower shall pay to Lender, upon demand, its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

      2.04 Prepayments.

      (a) Upon Requisite Notice to Lender not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Loans in part in the Minimum Amount therefor or in full without premium or penalty. Any prepayment of a IBOR Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

      (b) If for any reason the Outstanding Obligations exceed the Commitment as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

      2.05 Reduction or Termination of Commitment. Upon Requisite Notice to Lender not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitment in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitment. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid Commitment Fees with respect to the portion of the Commitment being reduced or terminated. Notwithstanding the preceding, on January 1, 2001 the Commitment shall be permanently and irrevocably reduced to $10,000,000.

      2.06 Principal and Interest.

      (a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Loan, accrued interest and fees on the Maturity Date.

      (b) Subject to subsection (c) below, and unless otherwise specified herein, Borrower shall pay interest on the unpaid principal amount of each Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Applicable Payment Date at a rate per annum equal to the interest rate determined in accordance with the definition of such type of Loan, plus, to the extent applicable in each case, the Applicable Amount for such type of Loan.

      (c) If any amount payable by any Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

      2.07 Fees.

      (a) Commitment Fee. Borrower shall pay to Lender, for its sole account, a Commitment Fee equal to the Applicable Amount times the actual daily amount by which the Commitment exceeds the Outstanding Obligations. The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Amount during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Amount separately for each period during such quarter that such Applicable Amount was in effect. The Commitment Fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

      (b) Borrower shall pay any additional fees from time to time agreed upon by Lender and Borrower which are set forth in any separate agreement or letter.

      2.08 Computation of Interest and Fees. Computation of interest on Base Rate Loans when the Base Rate is determined by Lender's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed which results in a higher yield to Lender than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      2.09 Making Payments.

      (a) Except as otherwise provided herein, all payments by Borrower shall be made to Lender at its Lending Office, and all payments by Lender shall be made to Lender in the deposit account from time to time designated by Borrower to Lender, in each case not later than the Requisite Time for such type of payment. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

      (b) Subject to the definition of "Interest Period," if any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

      2.10 Funding Sources. Nothing in this Agreement shall be deemed to obligate Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes.

      (a) Any and all payments by Borrower to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Lender, Borrower shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender, amounts payable under Section 3.01(c) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

      3.02 Illegality. If Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its Lending Office to make, maintain or fund IBOR Loans, or materially restricts the authority of Lender to purchase or sell, or to take deposits of, Dollars in the applicable IBOR Dollar market, or to determine or charge interest rates based upon IBOR, then, on notice thereof by Lender to Borrower, any obligation of Lender to make IBOR Loans shall be suspended until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Lender, prepay or Convert all IBOR Loans, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such IBOR Loans to such day, or immediately, if Lender may not lawfully continue to maintain such IBOR Loans. Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender.

      3.03 Inability to Determine IBOR. If, in connection with any Request for Extension of Credit involving any IBOR Loan, Lender determines that (a) Dollar deposits are not being offered to banks in the applicable IBOR dollar market for the applicable amount and Interest Period of the requested IBOR Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such IBOR Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lender of funding such IBOR Loan, Lender shall promptly notify Borrower. Thereafter, the obligation of Lender to make or maintain such IBOR Loan shall be suspended until Lender revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a IBOR Loan or, failing that, be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

      3.04 Increased Cost and Reduced Return; Capital Adequacy.

      (a) If Lender determines that any Laws:

            (i) subject Lender to any Tax, duty, or other charge with respect to any IBOR Loans or its obligation to make IBOR Loans, or change the basis on which taxes are imposed on any amounts payable to Lender under this Agreement in respect of any IBOR Loans;

            (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the reserve requirement utilized in the determination of IBOR) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender (including the Commitment); or

            (iii) shall impose on Lender or on the IBOR interbank market any other condition affecting this Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Lender of making, Converting into, Continuing, or maintaining any IBOR Loans or to reduce any sum received or receivable by Lender under this Agreement with respect to any IBOR Loans, then from time to time upon demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such increased cost or reduction.

      (b) If Lender determines that any change in or the interpretation of any Laws have the effect of reducing the rate of return on the capital of Lender or compliance by Lender (or its Lending Office) or any corporation controlling Lender as a consequence of Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender's desired return on capital), then from time to time upon demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction.

      3.05 Breakfunding Costs. Upon demand of Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by Borrower (for a reason other than the failure of Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

      3.06 Matters Applicable to all Requests for Compensation. A certificate of Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Lender may use any reasonable averaging and attribution methods. For purposes of this
Section 3, Lender shall be deemed to have funded each IBOR Loan at the IBOR Rate used in determining IBOR for such Loan by a matching deposit or other borrowing in the applicable IBOR interbank market, whether or not such IBOR Loan was in fact so funded.

      3.07 Survival. All of Borrower's obligations under this Section 3 shall survive termination of the Commitment and payment in full of all Obligations.

                                   SECTION 4.
                  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

      4.01 Conditions of Initial Extension of Credit. The obligation of Lender to make the initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

      (a) Except as otherwise specified by Lender, Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower Party, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Lender and its legal counsel:

            (i) executed counterparts of this Agreement, sufficient in number for distribution to Lender and Borrower;

            (ii) an executed Borrower Pledge Agreement, substantially in the form attached hereto as Exhibit E;

            (iii) an executed Security Agreement, substantially in the form attached hereto as Exhibit F;

            (iv) an executed Subsidiary Guarantee, substantially in the form attached hereto as Exhibit G;

            (v) a Collateral Field Exam with results satisfactory in the sole discretion of Lender;

            (vi) an appraisal of the Borrower's Membership lists with results satisfactory in the sole discretion of Lender;

            (vii) a detailed Business Plan of the Borrower through June 30, 2001, including cash flow forecasts satisfactory in the sole discretion of Lender;

            (viii) the Audited Financial Statements of the Borrower;

            (ix) the available Quarterly Financial Statements and Monthly Financial Statements of the Borrower, including cash flow statements, for all quarters and months ended after December 31, 1999 and prior to the Closing Date;

            (x) if requested by Lender, a Note executed by Borrower in favor of Lender, in a principal amount equal to the Commitment;

            (xi) an officer's certificate of the Borrower and each of its Subsidiaries substantially in the form of Exhibit I and dated as of the date hereof, signed by the president or a vice-president or other Responsible Officer of the Borrower and the respective Subsidiary, and attested to by the secretary or assistant secretary of the Borrower and the respective Subsidiary, together with certified copies of the Borrower's and its Subsidiaries' certificate or articles of incorporation, bylaws, incumbency and resolutions;

            (xii) evidence of the good standing and the qualification to engage in business of the Borrower and each of its Subsidiaries in the jurisdiction in which such Person is incorporated or domiciled and in each other jurisdiction in which it is required to be qualified to engage in business;

            (xiii) a certificate signed by a Responsible Officer of Borrower certifying that the conditions specified in Sections 4.01(c) and (d) have been satisfied;

            (xiv) a favorable opinion of counsel to Borrower and its Subsidiaries substantially in the form of Exhibit D hereto, in form and substance satisfactory to Lender and its counsel;

            (xv) certified copies of each material consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents;

            (xvi) an officer's certificate, signed by a Responsible Officer of the Borrower, certifying that since March 31, 2000, no event has occurred which individually or in the aggregate could have a Material Adverse Effect;

            (xvii) a certified list of the Responsible Officers and directors of the Borrower;

            (xviii) written evidence that the Existing Credit Agreement has been or will be concurrently terminated and all Liens securing obligations under the Existing Credit Agreement have been or will be concurrently released;

            (xix) evidence satisfactory to the Lender that Ryan Companies US, Inc., has agreed to accept (and the Borrower has executed and delivered) a promissory note in the form of Exhibit K, attached hereto, under which promissory note no interim payments of principal or interest shall be due and payable until October 1, 2000, and such Indebtedness shall relate solely to the construction of real property of the Borrower located at 6900 93rd Avenue North, Brooklyn Park, MN 55445; and

            (xx) such other assurances, certificates, documents, consents or opinions as Lender reasonably may require.

      (b) Evidence that the Borrower shall have paid any fees required to be paid on or before the Closing Date.

      (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the Closing Date.

      (d) Each Borrower Party shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

      (e) Borrower shall have paid all Attorney Costs of Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Lender).

      4.02 Conditions to all Extensions of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in Section 2, the obligation of Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

      (a) the representations and warranties of Borrower contained in Section 6, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date;

      (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit;

      (c) Lender shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor; and

      (d) Lender shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Lender reasonably may require.

      Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.

                                   SECTION 5.
                          COLLATERAL AND OTHER SECURITY

      5.01 Borrower. Concurrently with or prior to the Closing Date, the Borrower shall execute and deliver to Lender (a) a pledge agreement (herein, as the same may be amended or modified, called the "Borrower Pledge Agreement") covering, among other things, all of the issued and outstanding capital stock of each of the Borrower's Subsidiaries, except stock in any wholly-owned special purpose subsidiary limited liability corporation established for the sole purpose of owning real property (the "Real Estate Subsidiary") and (b) a security agreement (herein, as the same may be amended or modified, the "Security Agreement") covering all the tangible and Intangible Assets of the Borrower and each of its Subsidiaries, except for real property.

      5.02 Subsidiary Guarantee; Security Agreement Concurrently with or prior to the Closing Date, each Subsidiary (other than the Real Estate Subsidiary) of the Borrower shall execute and deliver to Lender (a) a subsidiary guarantee (herein, as the same may be amended or modified, called the "Subsidiary Guarantee") guaranteeing all of the Obligations and (b) the Security Agreement, covering all of the tangible and Intangible Assets of each Subsidiary, except for real property.

      5.03 Further Assurances. The Borrower (a) agrees that upon request of the Lender it shall promptly deliver or cause to be delivered to the Lender, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, (b) shall promptly execute and deliver or cause to be executed and delivered to the Lender, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents in addition to those documents executed and delivered by the Borrower on the Closing Date and do such other acts and things, all as the Lender may from time to time request to establish and maintain to the satisfaction of the Lender a valid perfected Lien on all Collateral (free of all other Liens except as permitted under this Agreement) to secure payment of the Loans, and (c) shall cause each of its Subsidiaries to deliver any or all of the foregoing, as the case may be.

                                   SECTION 6.
                         REPRESENTATIONS AND WARRANTIES

      To induce the Lender to enter this Agreement and to make Loans hereunder, the Borrower represents and warrants for itself and each of its Subsidiaries to Lender, that as of the Closing Date and each Extension of Credit that:

      6.01 Existence and Qualification; Power; Compliance with Laws. Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the state of its incorporation or organization, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not or could not have a Material Adverse Effect.

      6.02 Power; Authorization; Enforceable Obligations. Each Borrower Party has the power and authority and the legal right to make, deliver and perform each Loan Document to which it is a party and Borrower has power and authority to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower Party, and constitute a legal, valid and binding obligation of each Borrower Party, enforceable against each Borrower Party in accordance with their respective terms.

      6.03 No Legal Bar. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which it is a party and compliance with the provisions thereof have been duly authorized by all requisite action on the part of such Borrower Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) any Organization Documents of such Borrower Party or any of its Subsidiaries, (ii) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any Contractual Obligation of such Borrower Party or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (b) constitute a default under any such agreement or instrument, or (c) result in, or require, the creation or imposition of any Lien on any of the properties of such Borrower Party or any of its Subsidiaries.

      6.04 Financial Statements; No Material Adverse Effect.

      (a) The Audited Financial Statements, the Quarterly Financial Statements and the Monthly Financial Statements, copies of which have been furnished to the Lender, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

      (b) Since March 31, 2000, there has been no change, event, action, condition, circumstance or effect, which individually or in the aggregate, has a Material Adverse Effect.

      6.05 Material Adverse Change. No Material Adverse Change has occurred since March 31, 2000.

      6.06 Litigation. No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the knowledge of Borrower after due and diligent investigation, threatened by or against any Borrower Party or any of its Subsidiaries or against any of their properties or revenues which, if determined individually or in the aggregate adversely, has or could have a Material Adverse Effect.

      6.07 No Default. Neither any Borrower Party nor any its Subsidiaries are in default under or with respect to any Contractual Obligation which has or could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing or will result from the consummation of this Agreement or any of the other Loan Documents, or the making of the Extensions of Credit hereunder which has had or could have a Material Adverse Effect.

      6.08 Ownership of Property; Liens. Each Borrower Party and its Subsidiaries have valid fee or leasehold interests in all real property which they use in their respective businesses, and each Borrower Party and its Subsidiaries have good and marketable title to all their other property, and none of such property is subject to any Lien, except as permitted in Section 8.02.

      6.09 Taxes. Each Borrower Party and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, property or transactions covered by said returns, or pursuant to any assessment received by such Borrower Party or its respective Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and there is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of the Borrower or its Subsidiaries and there is not unresolved claim by a taxing authority concerning the Borrower's or any of its Subsidiaries' tax liability, for any period for which returns have been filed or were due, and (b) immaterial taxes; provided, however, that in each case no material item or portion of property of any Borrower Party or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      6.10 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

      (a) No Borrower Party is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations T, U or X of such Board of Governors.

      (b) No Borrower Party or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding

Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      6.11 ERISA Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has or could have a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur that has had or could have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has had or could have a Material Adverse Effect; (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has had or could have a Material Adverse Effect; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that has had or could have a Material Adverse Effect.

      6.12 Intangible Assets. Each Borrower Party and its Subsidiaries own, or possess the right to use, all trademarks, trade names, copyrights, patents, patent rights, franchises, licenses and other Intangible Assets that are used in the conduct of their respective businesses as now operated except where the failure to own or possess could not have a Material Adverse Effect, and none of such items, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or could have a Material Adverse Effect.

      6.13 Compliance With Laws. None of the Borrower or any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, and no such violation has been alleged which violation has had or could have a Material Adverse Effect and each of the Borrower and its Subsidiaries (a) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority, and the information contained in each of such filings is true, correct and complete in all material respects and
(b) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority; except where the failure to so file or maintain could not have a Material Adverse Effect.

      6.14 Environmental Compliance. Except as set forth in Schedule 6.14:

            (a) all facilities and real property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, as of the date hereof, in compliance with all Environmental Laws, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect;

            (b) there have been no, and as of the date hereof there continue to be no, written Environmental Claims pending or threatened against the Borrower or any of its Subsidiaries;

            (c) as of the date hereof, there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

            (d) the Borrower and its Subsidiaries possess and are in compliance with all permits, certificates, approvals and licenses under Environmental Laws and necessary for their businesses, except where such failure to have or to be in compliance with such permits, certificates, approvals or licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (g) neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state, Governmental Authority or local enforcement actions or other investigations which could, individually or in the aggregate, reasonably be expected to result in a Material

      Adverse Effect with any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls above 50 ppm or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which would reasonably be expected to give rise to a liability under any Environmental Law, except for liabilities that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      6.15 Insurance. Schedule 6.15 sets forth a true and correct summary of all insurance carried by the Borrower and its Subsidiaries. The Borrower and its Subsidiaries are adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Borrower or any of its Subsidiaries with respect to any of such insurance policies. The Borrower and its Subsidiaries are in compliance with all material conditions contained in such insurance policies.

      6.16 Disclosure. No statement, information, report, representation, or warranty made by any Borrower Party in any Loan Document, any reports or filings made under the Securities Exchange Act of 1934, as amended, or furnished to Lender in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading, and each Borrower Party has disclosed to Lender all facts and circumstances which could reasonably be expected to have a Material Adverse Effect.

      6.17 Proceeds. The proceeds of the Loans will be used (a) for the costs, expenses, and fees incurred by the Borrower in connection herewith, including without limitation, costs, expenses, fees and Taxes incurred pursuant to Section 11.03, and (b) to finance working capital and general corporate purposes permitted hereunder.

      6.18 Subsidiaries. The Borrower has no Subsidiaries except as set forth on
Schedule 6.18.

      6.19 Collateral. As security for the Loans, the Lender has possession of all Collateral which consists of instruments or securities as defined in the UCC and has a valid first priority perfected lien on the Collateral. Except for the Liens granted the Lender under this Agreement and the Loan Documents and UCC financing statements filed by Lender, there are no Liens or UCC financing statements on file naming the Borrower or any of its Subsidiaries as debtor.

                                   SECTION 7.
                              AFFIRMATIVE COVENANTS

      So long as any Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants), cause each Subsidiary to:

      7.01 Financial Statements. Deliver to Lender in form and detail satisfactory to Lender:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated and unaudited consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and unaudited consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited (except for the unaudited consolidating balance sheet and statements of income and cash flow) and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Lender, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to Lender;

      (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

      (c) as soon as available, but in any event within 30 days after the end of each of month of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of income and cash flows for such month and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

      (d) as soon as available, but in any event within 30 days prior to the beginning of each fiscal year, the Business Plan of the Borrower prepared in a manner consistent with the Business Plan provided to the Lender on or prior to the Closing Date; and

      (e) as soon as available, but in any event within 30 days after the end of each month of each fiscal year of Borrower, a Collateral Certificate, substantially in the form of Exhibit J, attached hereto.

      7.02 Certificates, Notices and Other Information. Deliver to Lender in form and detail satisfactory to Lender:

      (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

      (c) promptly after request by Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Lender pursuant hereto;

      (e) promptly after the occurrence thereof, notice of any Default or Event of Default;

      (f) notice of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary;

      (g) promptly after the commencement thereof, notice of any litigation, investigation or proceeding affecting any Borrower Party where the amount involved exceeds the Threshold Amount, or promptly after the commencement thereof, notice of any litigation, investigations or proceedings affecting any Borrower Party where the aggregate amount of such litigation, investigations, or proceedings exceeds the sum of $500,000, or in which injunctive relief or similar relief is sought, which relief, if granted, has a Material Adverse Effect;

      (h) promptly after the occurrence thereof, notice of any Reportable Event with respect to any Plan or the intent to terminate any Plan, or the institution of proceedings or the taking or expected taking of any other action to terminate any Plan or withdraw from any Plan;

      (i) promptly after the occurrence thereof, notice of any Material Adverse Effect;

      (j) promptly after request by Lender, but in any event no more than semi-annually, a Collateral Field Examination, reimbursable by the Borrower;

      (k) promptly, such other data and information as from time to time may be reasonably requested by Lender.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

      7.03 Payment of Taxes. Pay and discharge when due all taxes, assessments, and governmental charges, Ordinary Course Liens or levies imposed on any Borrower Party or its Subsidiaries or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy which is an Ordinary Course Lien under subsection (b) of the definition of such term.

      7.04 Preservation of Existence. Preserve and maintain its existence, licenses, permits, rights, franchises and privileges necessary or desirable in the normal conduct of its business, except where failure to do so does not have a Material Adverse Effect.

      7.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its properties.

      7.06 Maintenance of Insurance. Maintain liability and casualty insurance with financially sound and reputable insurance companies in such amounts with such deductibles and against such risks as is customary for similarly situated businesses.

      7.07 Compliance With Laws.

      (a) Comply with the requirements of all applicable Laws and orders of any Governmental Authority, noncompliance with which has or could have a Material Adverse Effect.

      (b) Conduct its operations and keep and maintain its property in compliance with all Environmental Laws, noncompliance with which has or could have a Material Adverse Effect.

      7.08 Inspection Rights. At any time during regular business hours and as often as reasonably requested, permit Lender, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the Borrower Parties' records and books of account and to visit and inspect their properties and to discuss their affairs, finances and accounts with any of their officers and key employees, and, upon request, furnish promptly to Lender true copies of all financial information and internal management reports made available to their senior management.

      7.09 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or the applicable Subsidiary.

      7.10 Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      7.11 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or Event of Default, (b) then being contested by any of them in good faith by appropriate proceedings, or (c) if the failure to comply therewith does not have or could not have a Material Adverse Effect.

      7.12 Use of Proceeds. Use the proceeds of Extensions of Credit for lawful general corporate purposes not otherwise in contravention of this Agreement.

      7.13 Lock Box Arrangement.

            (a) Upon either (i) the occurrence of an Event of Default or (ii) March 31, 2001 so long as the Borrower or Clickship has not issued a minimum of $20,000,000 of additional equity securities, and so long as advances under the facility exceed $5,000,000 (each a "Lock-Box Event"), the Lender may in its sole discretion, require the Borrower to collect all Accounts and other Collateral for the Lender, receive all payments as the Lender's trustee, and immediately deposit them into a Payment Account established at the Lender's request, as the Lender may direct. On the effective date of this Agreement, Borrower shall establish a lock-box service for collection of Accounts with the Lender pursuant to documentation satisfactory to the Lender (the "Blocked Account Agreement") and shall execute and deliver all documents necessary or advisable to establish such Payment Account and upon the occurrence of a Lock-Box Event notify all Account Debtors to forward all payments owing to the Borrower directly to the Payment Account for the benefit of the Lender. Borrower agrees that it shall not open a bank or similar account after the Closing into which payments of Accounts are deposited without the express written consent of the Lender. Upon the occurrence of a Lock-Box Event, Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in the lock-box or Payment Account or directly by Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time after the occurrence of a Lock-Box Event, notify obligors that the Accounts have been assigned to the Lender and of the security interest therein, and may collect them directly and charge the collection costs and expenses to Borrower's loan account as a Loan. Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

            (b) If sales of inventory are made or services are rendered for cash, Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which Borrower receives.

            (c) All payments received by the Lender on account of Accounts, as Proceeds of other Collateral or otherwise will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) after allowing one (1) Business Day for collection.

      7.14 Clean Down Period. Beginning March 1, 2001 and ending March 31, 2001, the Outstanding Loans borrowed under this Agreement shall be equal to zero (0).

      7.15 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the date hereof, the Borrower will notify the Lender thereof and
(a) the Borrower will cause such Subsidiary to become a party to each of the Subsidiary Guarantee and the Security Agreement promptly after such Subsidiary is formed or acquired and promptly take such actions to create a first priority perfected Lien on such Subsidiary's assets to secure the Obligations as the Lender shall reasonably request and (b) the Borrower will cause the equity of and promissory notes evidencing intercompany Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary to be pledged pursuant to the Borrower Pledge Agreement within three Business Days after such Subsidiary is formed or acquired.

                                   SECTION 8.
                               NEGATIVE COVENANTS

      So long as any Obligations remain unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      8.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness outstanding on the date hereof and listed on Schedule
8.01 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any utilized commitments thereunder;

      (b) Ordinary Course Indebtedness;

      (c) Indebtedness of Borrower related to the guarantee obligation of the Borrower under the Mortgage Financing Transaction Documents; provided that the amount of such Indebtedness shall not exceed $20,000,000;

      (d) prior to the consummation of the Mortgage Financing Transaction, unsecured Indebtedness of Borrower to Ryan Companies US, Inc., related to construction of the real property located at 6900 93rd Avenue North, Brooklyn Park, MN 55445 in an aggregate principal amount not to exceed $12,000,000; and

      (e) Unsecured Indebtedness not exceeding $100,000 in the aggregate at any time; and

      8.02 Liens and Negative Pledges. Incur, assume or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

      (a) Liens and Negative Pledges existing on the date hereof and listed on
Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.01(a); and

      (b) Ordinary Course Liens.

      8.03 Fundamental Changes. Merge or consolidate with or into any Person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets, except, that so long as no Default or Event of Default exists or would result therefrom:

      (a) any Subsidiary may merge with (i) Borrower provided that Borrower shall be the continuing or surviving corporation, (ii) any one or more Subsidiaries, and (iii) any joint venture, partnership or other Person, so long as such joint venture, partnership and other Person will, as a result of making such merger and all other contemporaneous related transactions, become a Subsidiary; provided that when any wholly-owned Subsidiary is merging into another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

      (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower or to another Subsidiary; provided that when any wholly-owned Subsidiary is selling all or substantially all of its assets to another Subsidiary, the Subsidiary acquiring such assets shall be a wholly-owned Subsidiary; and

      (c) Borrower may transfer to ClickShip its assets or properties consisting solely of those assets and property of the Borrower constituting the Borrower's Clickship division.

      (d) Borrower may transfer its ownership in its real property to the Real Estate Subsidiary provided that ClickShip has entered into real property leases satisfactory to the Lender with respect to such real property.

      8.04 Dispositions. Make any Dispositions, except:

      (a) Ordinary Course Dispositions; and

      (b) Dispositions permitted by Section 8.03.

      8.05 Investments. Make any Investments, except:

      (a) Investments existing on the date hereof;

      (b) Ordinary Course Investments;

      (c) Investments permitted by Section 8.03; and

      (d) additional Investments not exceeding $100,000 in the aggregate in any fiscal year of Borrower.

      8.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

      (a) leases in existence on the date hereof and any renewal, extension or refinancing thereof;

      (b) leases (other than capitalized leases) entered into or assumed by Borrower or any Subsidiary after the date hereof in the ordinary course of business; and

      (c) the real property lease related to the real property located at 6900 93rd Avenue North, Brooklyn Park, MN 55445 to be entered into by and between Clickship and the Real Estate Subsidiary; provided that the terms of such lease shall be satisfactory to Lender.

      8.07 Restricted Payments. Make any Restricted Payments other than Investments in Clickship, prior to the occurrence and continuance of a Default or an Event of Default, which Investment shall not exceed Eight Million Dollars ($8,000,000) in the aggregate outstanding at any one time.

      8.08 ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

      8.09 Change in Nature of Business. Make any change in the nature of the business of any Borrower Party as conducted and as proposed to be conducted as of the date hereof.

      8.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions for fair value with Affiliates that are otherwise permitted hereunder.

      8.11 Hostile Acquisitions. Use the proceeds of any Loan in connection with the acquisition of a voting interest of one percent or more in any Person if such acquisition is opposed by the board of directors or management of such Person unless (a) Borrower has given Lender five Business Days' prior notice thereof and (b) Lender consents in writing to the use of the proceeds of such Loan for that purpose.

      8.12 Limitations on Upstreaming. Agree to any restriction or limitation on the making of Restricted Payments or transferring of assets from any Subsidiary of Borrower to Borrower.

      8.13 Margin Regulations. No Borrower Party shall use the proceeds of any Extensions of Credit hereunder for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations T, U or X of such Board of Governors.

      8.14 Change in Auditors. Change the certified public accountants auditing the books of Borrower except to certified public accountant of nationally recognized standing reasonably acceptable to Lender.

                                   SECTION 9.
                               FINANCIAL COVENANTS

      9.01 Financial Covenants. The Borrower agrees that, on and after the Closing Date and for so long thereafter as Lender has any Commitment hereunder or any Obligations remain unpaid or outstanding, it will not:

      (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any month of Borrower to be less than the sum of (a) negative Six Million Dollars (-$6,000,000) and (b) an amount equal to 100% of the aggregate increases in Shareholders' Equity of Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of Borrower (including upon any conversion of debt securities of Borrower into such capital stock).

      (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio beginning September 30, 2000 and each calendar month thereafter to be less than the 1.10 : 1 as of the end of any such calendar month.

      (c) Memberships. Permit the Net Active Memberships of the Borrower to be less than two (2) million as of the end of any calendar month.

      (d) Consolidated Cash Flow From Operations. Permit Consolidated Cash Flow From Operations as of the end of any calendar month for the immediately preceding twelve (12) calendar months ending on such date to be less than the sum of $20,000,000.

                                   SECTION 10.
                         EVENTS OF DEFAULT AND REMEDIES

      10.01 Events of Default. Any one or more of the following events shall constitute an Event of Default:

      (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

      (b) Borrower fails to pay any interest on any Outstanding Obligations, or any Commitment Fees or other amounts due hereunder within five days after the date when due; or fails to pay any other fees or amount payable to Lender under any Loan Document within five days after the date due; or

      (c) Any default occurs in the observance or performance of any agreement contained in (i) Sections 7.01, 7.02, 7.04, 7.07, 7.08, 7.09, 7.11, 7.12, 7.13,
7.14, 7.15, (ii) any other default under Section 7 which continues for 10 days, or (iii) Section 8; or

      (d) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or any Borrower Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Borrower Party pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

      (f) (i) Any Borrower Party (x) defaults in any payment when due of principal of or interest on any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount in excess of $250,000 or (y) defaults in the observance or performance of any other agreement or condition relating to any Indebtedness (other than Indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, Indebtedness having an aggregate principal amount in excess of $250,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any Guaranty Obligation in such amount to become payable or cash collateral in respect thereof to be demanded, or any Borrower Party is unable or admits in writing its inability to pay its debts as they mature; or (ii) the occurrence under any Swap Contract of an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) the occurrence of any Termination Event under such Swap Contract (as defined therein) as to which Borrower or any Subsidiary is an Affected Party (as so defined) as a result of which, in either event, the Swap Termination Value owed by Borrower or such Subsidiary is greater than the Threshold Amount; or

      (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

      (h) (i) A final judgment or final judgements in the aggregate against any Borrower Party is entered for the payment of money in excess of the Threshold Amount, or any non-monetary final judgment is entered against any Borrower Party which has or could have a Material Adverse Effect and, in each case, if such judgment remains unsatisfied without procurement of a stay of execution within
(A) 30 calendar days after the date of entry of judgment or, (B) if earlier, five days prior to the date of any proposed sale, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 calendar days after its issue or levy; or

      (i) Any Borrower Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 30 calendar days; or any proceeding under Debtor Relief Laws relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for 30 calendar days, or an order for relief is entered in any such proceeding; or

      (j) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Threshold Amount; or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (k) There occurs any Change of Control; or

      (l) Any event occurs which has a Material Adverse Effect.

      10.02 Remedies Upon Event of Default. Without limiting any other rights or remedies of Lender provided for elsewhere in this Agreement, the Loan Documents, or by applicable Law, or in equity, or otherwise:

      (a) Upon the occurrence of any Event of Default other than an Event of Default described in Section 10.01(i), Lender may terminate the Commitment and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or notice of any kind, all of which are expressly waived by Borrower. Upon the occurrence, and during the continuance, of any such Event of Default, Lender may demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held in a Letter of Credit Cash Collateral Account.

      (b) Upon the occurrence of any Event of Default described in Section 10.01(i), the Commitment and all other obligations of Lender under the Loan Documents shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, and the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or notice of any kind, all of which are expressly waived by Borrower. In addition, an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

      (c) Upon the occurrence of any Event of Default, Lender, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against any Borrower Party and such other rights and remedies as are provided by Law or equity.

      (d) The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole and absolute discretion. Regardless of how Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied first, to costs and expenses (including Attorney Costs) incurred by Lender, second, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, third, to the payment of the unpaid principal of the Loans, and fourth, to the payment of all other amounts (including fees) then owing to Lender under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Lender hereunder or thereunder or at Law or in equity.

                                   SECTION 11.
                                  MISCELLANEOUS

      11.01 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Borrower Party therefrom shall be effective unless in writing signed by Lender and any Borrower Parties party thereto, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      11.02 Requisite Notice; Effectiveness of Signatures and Electronic Mail.

      (a) Requisite Notice. Notices given in connection with any Loan Document shall be delivered to the intended recipient at the number and/or address set forth on Schedule 11.02 (or as otherwise specified from time to time by such recipient in writing to Lender) and shall be given by (i) irrevocable written notice or (ii) except as otherwise provided, irrevocable telephonic (not voicemail) notice. Such notices may be delivered, must be confirmed and shall be effective as follows:

     Mode of Delivery       Effective on earlier of actual receipt, and:
     ----------------------------------------------------------------------
     Mail                    Fourth Business Day after deposit in U.S.
                             mail, first class postage pre-paid

     Courier or hand         When signed for by recipient
     delivery

     Telephone (not          When conversation completed (must be
     voicemail)              confirmed in writing)

     Facsimile               When confirmed by telephone (not voicemail)

     Electronic Mail         When delivered (usage subject to subsection
                             (c) below)

provided, however, that notices delivered to Lender pursuant to Section 2 shall not be effective until actually received by Lender; provided, further, that Lender may require that any notice be confirmed or followed by a manually-signed hardcopy thereof. Notices shall be in any form prescribed herein and, if sent by a Borrower Party, shall be made by a Responsible Officer of such Borrower Party. Notices delivered and, if required, confirmed in accordance with this subsection shall be deemed to have been delivered by Requisite Notice.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed hardcopies and shall be binding on all Borrower Parties and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed hardcopy thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Usage of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information, and to distribute agreements and other documents to be signed by Lender and Borrower Parties. No other legally-binding and/or time-sensitive communication or Request for Extension of Credit may be sent by electronic mail without the consent of, or confirmation to, the intended recipient in each instance.

      (d) Reliance by Lender. Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender- from any loss, cost, expense or liability as a result of relying on any notices purportedly given by or on behalf of any Borrower Party.

      11.03 Attorney Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse Lender for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Lender for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender. Any amount payable to Lender under this Section shall bear interest from the second Business Day following the date of demand for payment at the Default Rate. The agreements in this Section shall survive repayment of all Obligations.

      11.04 Successors and Assigns; Participations. This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender and any such attempted assignment shall be void. Lender in its sole and absolute discretion may at any time, and from time to time, sell, assign (with the consent of Borrower other than during the existence of a Default or an Event of Default, which consent shall not be unreasonably withheld) or grant participations in all or a portion of the Commitment and/or the Obligations outstanding under this Agreement or any Loan Document. Borrower hereby acknowledges and agrees that any such assignment or participation will give rise to a direct obligation of Borrower to the assignee or participant upon written notice from Lender to Borrower. Borrower agrees to execute, and cause each other Borrower Party to execute, any documents reasonably requested by Lender in connection with any such assignment. All information provided by or on behalf of Borrower to Lender or its Affiliates may be furnished by Lender to its Affiliates and to any actual or proposed assignee or participant.

      11.05 Set-Off. In addition to any rights and remedies of Lender or any assignee or participant of Lender or any Affiliates thereof (each, a "Proceeding Party") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of Borrower Parties which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured.

      11.06 No Waiver; Cumulative Remedies. No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Lender not to require payment of any interest (including Default Interest), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

      11.07 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      11.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.09 Integration. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      11.10 Nature of Lender's Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Lender pursuant hereto or thereto may, or may be deemed to, make Lender a partnership, an association, a joint venture or other entity with Borrower or any Affiliate of Borrower.

      11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf.

      11.12 Indemnity by Borrower. Whether or not the transactions contemplated hereby are consummated, Borrower agrees to indemnify, save and hold harmless Lender, its Affiliates and their respective officers, directors, employees, agents and attorneys-in-fact (collectively the "Indemnitees") from and against:
(a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower Party, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitment, the use or contemplated use of the proceeds of any Loan, or the relationship of any Borrower Party and Lender under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive repayment of all Obligations.

      11.13 Nonliability of Lender. Borrower acknowledges and agrees that:

      (a) Any inspections of any property of Borrower made by or through Lender are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

      (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

      (c) The relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon; and

      (d) Lender shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds Lender harmless from any such loss, damage, liability or claim.

      11.14 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Extensions of Credit, and is made for the sole benefit of Borrower and Lender, and Lender's successors and assigns. Except as provided in Sections 11.04 and 11.12, no other Person shall have any rights of any nature hereunder or by reason hereof.

      11.15 Severability. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11.16 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

      11.17 Headings. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

      11.18 Time of the Essence. Time is of the essence of the Loan Documents.

      11.19 Governing Law.

      (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO

AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY ILLINOIS STATE OR UNITED STATES FEDERAL COURT SITTING IN CHICAGO, ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER PARTY AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER PARTY AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH BORROWER PARTY AND LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      11.20 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    DAMARK INTERNATIONAL, INC.

                                    By: /s/ Stephen P. Letak
                                        ----------------------------------------
                                    Name:  Stephen P. Letak
                                    Title:  Executive Vice President -
                                            Chief Financial Officer


                                    BANK OF AMERICA, N.A.

                                    By:  /s/ Lafayette J. Ford III
                                         ---------------------------------------
                                    Name: Lafayette J. Ford III
                                    Title: Sr. Vice President

                                                                       EXHIBIT A

                     FORM OF REQUEST FOR EXTENSION OF CREDIT

                                                            Date:________,______

To: Bank of America, N.A. ("Lender")

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of [___________, 2000 between DAMARK INTERNATIONAL, INC., a __________, corporation ("Borrower") and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

      The undersigned hereby requests (select one):

     |_| A Loan                     |_|  A Conversion or Continuation of A Loan

      1.    On _________________________________ (a Business Day).

      2.    In the amount of $__________________.

      3.    Comprised of _______________________.
                        [type of Loan requested]

      4.    For IBOR Loans: with an Interest Period of ____ months.

      The foregoing request complies with the requirements of Section 2.01 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds therefrom:

            (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Extension of Credit, except to the extent that such representations and warranties specifically refer to any earlier date; and

            (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Extension of Credit.

                                    DAMARK INTERNATIONAL, INC.


                                    By: ____________________________________

                                    Name: __________________________________

                                    Title: _________________________________

                                                                       EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                        Financial Statement Date: _________,____

To: Bank of America, N.A. ("Lender")

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of [___________, _____] between [____________________________, a
__________________] ("Borrower") and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

      The undersigned Responsible Officer hereby certifies as of the date hereof that he is the _______________________________ of Borrower, and that, as such, he is authorized to execute and deliver this Certificate to Lender on the behalf of Borrower, and that:

            [Use following for fiscal year-end financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

    [Use following for fiscal month-end and quarter-end financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and conditions (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

      3. A review of the activities of the Borrower Parties during such fiscal period has been made under my supervision with a view to determining whether during such fiscal period the Borrower Parties performed and observed all their respective Obligations under the Loan Documents, and the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:

      4. The following financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________,_______.

                                    DAMARK INTERNATIONAL, INC.


                                    By: ____________________________________

                                    Name: __________________________________

                                    Title: _________________________________

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate

                                                                       EXHIBIT C

                             FORM OF PROMISSORY NOTE

$15,000,000                                          ________________, _________

      FOR VALUE RECEIVED, DAMARK INTERNATIONAL, INC., (the "Borrower"), hereby promises to pay to the order of Bank of America, N.A. ("Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of FIFTEEN MILLION Dollars ($15,000,000), or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Maturity Date under that certain Credit Agreement dated as of July __, 2000 between Borrower and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

      Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Agreement. All payments of principal and interest shall be made to Lender in United States Dollars in immediately available funds at Lender's Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is the "Note" referred to in the Agreement. Reference is hereby made to the Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      Borrower agrees to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                    DAMARK INTERNATIONAL, INC.


                                    By: ____________________________________

                                    Name: __________________________________

                                    Title: _________________________________

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                    Amount of
                                                    Principal
                                                       or      Outstanding
                                         End of     Interest    Principal
                Type of    Amount of    Interest    Paid This    Balance     Notation
    Date       Loan Made   Loan Made     Period       Date      This Date     Made By
----------------------------------------------------------------------------------------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

 ---------    ----------  -----------  ---------   ----------  -----------   ----------

                                                                       EXHIBIT D

                     FORM OF OPINION OF COUNSEL FOR BORROWER PARTIES

See Tab 5

                                                                       EXHIBIT E

                            BORROWER PLEDGE AGREEMENT

                                                                       EXHIBIT F

                               SECURITY AGREEMENT

                                                                       Exhibit G

                              SUBSIDIARY GUARANTEE

                                                                       EXHIBIT H

                          FORM OF OFFICER'S CERTIFICATE

See Tabs 11 & 12

                                                                       EXHIBIT I

                         FORM OF COLLATERAL CERTIFICATE

Membership Accounts Receivable

o     Gross Membership Accounts Receivable            ______________

o     Gross Deferred Membership Income                ______________

ClickShip Direct Accounts Receivable

o     Gross ClickShip Direct Accounts Receivable      ______________

o     Receivables Over 30 Days Past Due               ______________

Retail Catalog Accounts Receivable

o     Gross Catalog Accounts Receivable               ______________

o     Reimbursable Membership Fees                    ______________

o     Receivables Over 30 Days Past Due               ______________

o     Accrued Credit Card Fees                        ______________

Retail Catalog Inventory

o     Gross Catalog Inventory                         ______________

o     Total "C" Goods Inventory                       ______________

o     Inventory Aged Over 180 Days                    ______________

                                                                       EXHIBIT J

                        FORM OF BLOCKED ACCOUNT AGREEMENT

See tab 9

                                                                       EXHIBIT K

                   PROMISSORY NOTE TO RYAN COMPANIES US, INC.

See Tab 15.

                                                                   SCHEDULE 8.01

                    EXISTING INDEBTEDNESS, LIENS AND NEGATIVE PLEDGES


                                  Schedule 8.01

                                                                  SCHEDULE 11.02

                       NOTICE ADDRESSES AND LENDING OFFICE

BORROWER

DAMARK INTERNATIONAL, INC.
301 Carlson Parkway, Suite 201
Minnetonka, MN 55305
Attn: Kim M. Mageau
      Senior Vice President & Chief Financial Officer
      Telephone: (952) 258-2015.
      Facsimile: (763) 258-2010.

CLICKSHIP DIRECT, INC.,
7101 Winnetka Avenue North
Minnetonka, MN 55428
Attn: Stephen P. Letak
      Vice President and Chief Financial Officer
      Telephone: (763) 531-4780
      Facsimile: (763) 531-4699

LENDER

Lending Office for Extensions of Credit and Payments:

BANK OF AMERICA, N.A.
231 South LaSalle Street, 11th floor
Chicago, IL 60697
Mail Code:  IL1-231-11-35
Attn: Zenaida V. Sarroca
      Telephone: (312) 828-1904
      Facsimile: (312) 974-1198
      Account No. 8666510418
      Ref: Damark International, Inc.
      ABA# 071-0000-39

Lending Office for Letters of Credit:

BANK OF AMERICA, N.A.
Trade Operations-Los Angeles #226521
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466


                                Schedule 11.02-1

Notices (other than Requests for Extensions of Credit):

BANK OF AMERICA, N.A.
231 South LaSalle Street, 6th floor
Chicago, IL 60697
Mail Code:  IL1-231-06-13
Attn: William S. Richards, Jr.
Telephone: (312) 828-2731
Facsimile: (312) 828-1974


                                Schedule 11.02-2